UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported) October 28, 2013
THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code
(513) 983-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01            OTHER EVENTS

Effective July 1, 2013, we implemented a number of changes to our Global Business Unit (GBU) structure, which resulted in changes to our reportable segments. We organized our GBUs into four industry-based sectors, comprised of 1) Global Beauty, 2) Global Health and Grooming, 3) Global Fabric and Home Care, and 4) Global Baby, Feminine and Family Care. Under U.S. GAAP, the GBUs underlying these sectors will be aggregated into five reportable segments: 1) Beauty, 2) Grooming, 3) Health Care, 4) Fabric Care and Home Care, and 5) Baby, Feminine and Family Care. As a result of the organizational changes, Feminine Care transitioned from Health Care to Baby, Feminine and Family Care, and Pet Care transitioned from Fabric Care and Home Care to Health Care.

In this Form 8-K, the Company is providing a revised Management's Discussion and Analysis (“MD&A”) and consolidated financial statements and notes thereto for the years ended June 30, 2013, 2012 and 2011, to revise the segment disclosures for those periods to conform to its new organization structure. The revised MD&A and consolidated financial statements otherwise continue to speak as the date of the filing of the Form 10-K for the fiscal year ended June 30, 2013 (the “2013 10-K”) with the Securities and Exchange Commission (“SEC”) and have not been updated for events or developments that occurred subsequent to such filing.  For developments since the filing of the 2013 10-K, please refer to the Company's Form 10-Q for the quarter ended September 30, 2013 and the Company's Forms 8-K filed since August 8, 2013, the filing date of the 2013 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

By	/s/ Susan S. Whaley
(Susan S. Whaley) Assistant Secretary October 28, 2013

Exhibits:

99.1	Revised Management's Discussion and Analysis

99.2	Revised Consolidated Financial Statements and Accompanying Footnotes

99.3	Updated Report of the Independent Registered Public Accountant

23	Consent of Independent Registered Public Accounting Firm.

101.INS (1)	XBRL Instance Document

101.SCH (1)	XBRL Taxonomy Extension Schema Document

101.CAL (1)	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF (1)	XBRL Taxonomy Definition Linkbase Document

101.LAB (1)	XBRL Taxonomy Extension Label Linkbase Document

101.PRE (1)	XBRL Taxonomy Extension Presentation Linkbase Document

(1)
Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

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